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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-71018, 33-74728, 33-95178, 333-09913, 333-
27951, 333-62125, 333-81401 and 333-94837) of Mercury Interactive Corporation
of our report dated January 20, 2000, except as to the stock split described in Note 9, which is as of February 11, 2000, relating to the financial statements and financial statement schedule which appears in this Form 10-K.

PricewaterhouseCoopers LLP

San Jose, California
March 17, 2000